UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): February 28, 2006


                          GENTIVA HEALTH SERVICES, INC.
               (Exact Name Of Registrant As Specified In Charter)


       Delaware                    1-15669                  36-4335801
(State of Incorporation)     (Commission File No.)        (I.R.S. Employer
                                                          Identification No.)

                       3 Huntington Quadrangle, Suite 200S
                          Melville, New York 11747-4627
          (Address of principal executive offices, including zip code)


                                 (631) 501-7000
              (Registrant's telephone number, including area code)


                                 Not applicable
             (Former name or address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
              ------------------------------------------

CREDIT AGREEMENT

On February 28, 2006, Gentiva Health Services, Inc. (the "Company") entered into a Credit Agreement, by and among the Company, as borrower, Lehman Brothers Inc., as sole lead arranger and sole bookrunner, and Lehman Commercial Paper Inc., as administrative agent (the "Administrative Agent") (the "Credit Agreement").

The Credit Agreement provides for an aggregate of $445.0 million including (i) a seven year term loan of $370.0 million repayable in quarterly installments of 1% per annum (with the remaining balance due at maturity on March 13, 2013) and
(ii) a six year revolving credit facility of $75.0 million, of which $55.0 million will be available for the issuance of letters of credit and $10.0 million will be available for swing line loans. There is a pre-approved $25.0 million increase available to the revolving credit facility. Interest under the Credit Agreement accrues at Base Rate or Eurodollar Rate (plus 1.25% for Base Rate Loans and 2.25% for Eurodollar Rate Loans) for the revolving credit and Base Rate or Eurodollar Rate (plus 1.25% for Base Rate Loans and 2.25% for Eurodollar Rate Loans) for the term loans. After the completion of two post-closing fiscal quarters, such interest may be reduced if the Company meets certain reduced leverage targets. Overdue amounts bear interest at 2% per annum above the applicable rate.

The Credit Agreement requires the Company to meet certain financial tests, including a consolidated leverage ratio (as defined) and an interest coverage ratio (as defined). The Credit Agreement also contains additional covenants which, among other things, require the Company to deliver to the lenders specified financial information, including annual and quarterly financial information, and limit the Company's ability to (or to permit any subsidiaries to), subject to various exceptions and limitations, (i) merge with other companies, (ii) create liens on its property, (iii) incur debt obligations, (iv) enter into transactions with affiliates, except on an arms-length basis, (v) dispose of property, and (vi) pay dividends or acquire capital stock of the Company or its subsidiaries.

The foregoing description of the Credit Agreement is qualified in its entirety to the full text of the Credit Agreement, a copy of which is attached hereto as
Exhibit 10.1 and which is incorporated herein by reference.

GUARANTEE AND COLLATERAL AGREEMENT

On February 28, 2006, the Company also entered into a Guarantee and Collateral Agreement, among the Company and certain of its subsidiaries, in favor of the Administrative Agent (the "Guarantee and Collateral Agreement"). The Guarantee and Collateral Agreement grants a security interest in all personal property of the Company and its subsidiaries, including stock of its subsidiaries. The Guarantee and Collateral Agreement also provides for a guarantee of the Company's obligations under the Credit Agreement by substantially all subsidiaries of the Company.

Two Alabama properties owned by a subsidiary of The Healthfield Group, Inc. will be subject to mortgages dated February 28, 2006.

The foregoing description of the Guarantee and Collateral Agreement is qualified in its entirety to the full text of the Guarantee and Collateral Agreement, a copy of which is attached hereto as Exhibit 10.2 and which is incorporated herein by reference.

REGISTRATION RIGHTS AGREEMENT

On February 28, 2006, at the closing of its acquisition of The Healthfield Group, Inc. ("Healthfield") as described in Item 2.01 below, the Company entered into a Registration Rights Agreement with certain former stockholders of Healthfield (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission within 90 days after the date of the Registration Rights Agreement, covering the resale of the 3,194,197 shares of common stock, $0.10 par value, of the Company (the "Company Common Stock") issued to the former stockholders of Healthfield pursuant to the Merger (as defined in Item 2.01 below). The Company agreed to use its commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act of 1933 no later than nine months after the date of the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, former stockholders of Healthfield were also granted certain "piggyback" registration rights, entitling them to join in other registration statements filed by the Company under specified circumstances.

The foregoing description of the Registration Rights Agreement is qualified in its entirety to the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.3 and which is incorporated herein by reference.

AGREEMENT WITH RODNEY D. WINDLEY

The Company has entered into a Confidentiality, Non-Competition and Intellectual Property Agreement with Rodney D. Windley (the "Non-Compete Agreement"). The Non-Compete Agreement restricts Mr. Windley's ability to engage in competition with the Company for a period of seven years, starting from February 28, 2006. The Non-Compete Agreement also contains confidentiality provisions and provisions prohibiting the solicitation of the Company's employees and clients.

The foregoing description of the Non-Compete Agreement is qualified in its entirety to the full text of the Non-Compete Agreement, a copy of which is attached hereto as Exhibit 10.4 and which is incorporated herein by reference.

Item 2.01     Completion of Acquisition or Disposition.
              ----------------------------------------

On February 28, 2006, the Company completed its previously announced acquisition of Healthfield. Pursuant to an Agreement and Plan of Merger, by and among the Company, Tara Acquisition Sub Corp. ("Merger Sub"), a wholly-owned subsidiary of the Company, Healthfield, Rodney D. Windley, as representative of the Securityholders of Healthfield (the "Stockholder Representative") and the Securityholders named therein (the "Merger Agreement"), Merger Sub merged with and into Healthfield (the "Merger"), as a result of which Healthfield became a wholly-owned subsidiary of the Company. The former stockholders of Healthfield received, in the aggregate, approximately $202 million in cash and 3,194,197 shares of Company Common Stock.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under
              ----------------------------------------------------------------
              an Off-Balance Sheet Arrangement of a Registrant.
              ------------------------------------------------

The information regarding the Company's entry into the Credit Agreement and Guarantee and Collateral Agreement provided under Item 1.01 above, is hereby incorporated by reference.

Item 3.02     Unregistered Sales of Equity Securities.
              ---------------------------------------

In connection with the Merger, the Company issued 3,194,197 shares of Company Common Stock to certain former securityholders of Healthfield with an aggregate value of approximately $52 million. These shares were issued in a private placement and without registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) of the Securities Act and Regulation D promulgated pursuant thereto. The exemption from registration was based on, among other things, the number of former stockholders of Healthfield and on representations of such persons made to the Company. Pursuant to the Registration Rights Agreement (described in Item 1.01 above), the Company has agreed to make available a shelf registration statement with respect to the resale of such shares of Company Common Stock no later than November 28, 2006.


Item 5.02(d)  Departure of Directors or Principal Officers; Election of
              ---------------------------------------------------------
              Directors; Appointment of Principal Officers
              --------------------------------------------

On February 27, 2006, the Board of Directors of the Company elected Rodney D. Windley as a director and Vice-Chairman of the Board of Directors, effective February 28, 2006. Previously, Mr. Windley was the founder, Chairman of the Board and Chief Executive Officer of Healthfield from 1986 to February 2006. Mr. Windley was elected as a director in accordance with the Merger Agreement, which provided for his election to the Board upon the consummation of the Merger. Mr. Windley is not currently serving on any committees of the Board of Directors.

Prior to the completion of the Merger, R.T. Ventures, LLC ("RT Ventures"), an entity in which Mr. Windley has an approximately 25% beneficial interest, was a party to the Aircraft Dry Lease Agreement, dated as of December 23, 2005, with Healthfield, as amended on January 1, 2006 (the "Aircraft Lease"). The Aircraft Lease provides for the use by Healthfield of an aircraft owned by RT Ventures. The Company may continue to rent the aircraft from RT Ventures and such rentals shall be on the terms and conditions contained in the Aircraft Lease. The Company is not under any obligation to rent the aircraft, and the Aircraft Lease may be terminated by the Company with thirty days' notice.

Pursuant to the Merger Agreement, Mr. Windley was appointed by the former stockholders of Healthfield to serve as the "Stockholder Representative." In that capacity, Mr. Windley is responsible for representing the interests of the former Healthfield Stockholders with respect to any purchase price adjustments or indemnity claims arising in connection with the Merger. In addition, Mr. Windley is jointly and severally liable to the Company for breaches of certain of the representations, warranties and covenants made by Healthfield in the Merger Agreement.

Item 8.01     Other Events.
              ------------

On February 28, 2006, the Company issued a press release. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.
              ---------------------------------

           (a) Financial Statements of Businesses Acquired. The Company intends to file by amendment to this Form 8-K the required historical financial information within 71 calendar days after the date this report has been filed.

           (b) Pro Forma Financial Information. The Company intends to file by amendment to this Form 8-K the required pro forma financial information within 71 calendar days after the date this report has been filed.

         (d) Exhibits.

10.1 Credit Agreement, dated as of February 28, 2006, by and among Gentiva Health Services, Inc., as borrower, Lehman Brothers Inc., as sole lead arranger and sole bookrunner, and Lehman Commercial Paper Inc., as administrative agent.

10.2 Guarantee and Collateral Agreement, dated as of February 28, 2006, among Gentiva Health Services, Inc. and certain of its Subsidiaries, in favor of Lehman Commercial Paper Inc., as administrative agent.

10.3 Registration Rights Agreement, dated as of February 28, 2006, by and among Gentiva Health Services, Inc. Rodney D. Windley, as the representative of the Stockholders of Gentiva Health Services, Inc. listed therein.

10.4 Confidentiality, Non-Competition and Intellectual Property Agreement, dated as of February 28, 2006, by and among Gentiva Health Services, Inc., The Healthfield Group, Inc. and Rodney D. Windley.

99.1      Press release, dated February 28, 2006.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GENTIVA HEALTH SERVICES, INC.

Date: March 3, 2006                         /s/ John R. Potapchuk
                                            ------------------------------------
                                            John R. Potapchuk
                                            Executive Vice President and Chief
                                            Financial Officer

                                  EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------

  10.1 Credit Agreement, dated as of February 28, 2006, by and among Gentiva Health Services, Inc., as borrower, Lehman Brothers Inc., as sole lead arranger and sole bookrunner, and Lehman Commercial Paper Inc., as administrative agent.

  10.2 Guarantee and Collateral Agreement, dated as of February 28, 2006, among Gentiva Health Services, Inc. and certain of its Subsidiaries, in favor of Lehman Commercial Paper Inc., as administrative agent.

  10.3 Registration Rights Agreement, dated as of February 28, 2006, by and among Gentiva Health Services, Inc. Rodney D. Windley, as the representative of the Stockholders of Gentiva Health Services, Inc. listed therein.

  10.4 Confidentiality, Non-Competition and Intellectual Property Agreement, dated as of February 28, 2006, by and among Gentiva Health Services, Inc., The Healthfield Group, Inc. and Rodney D. Windley.

  99.1              Press release, dated February 28, 2006.